SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2005

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4694	36-1004130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 23, 2005, the Human Resources Committee of the Board of Directors (the “HR Committee”) of R.R. Donnelley & Sons Company (the “Company”) approved modifications and clarifications to Mark A. Angelson’s (the Company’s Chief Executive Officer) letter agreement which was filed as Exhibit 10.17 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. The letter agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The modifications and clarifications include, among other things, modifications to ensure compliance with the provisions of recently enacted Section 409A of the Internal Revenue Code.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Letter Agreement between R.R. Donnelley & Sons Company and Mark A. Angelson dated March 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R.R. DONNELLEY & SONS COMPANY

Dated: March 29, 2005	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman Senior Vice President, General Counsel and Assistant Secretary

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter Agreement between R.R. Donnelley & Sons Company and Mark A. Angelson dated March 24, 2005

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